EXHIBIT 10.2

                            COMMITMENT LETTER
                        Revolving Line of Credit

Insurenational, A.V.V.

March 18, 2004

Mr. Mark Hogan
President
Esesis, Inc.
7345 E. Peakview
Centennial, CO 80111

Dear Mark:

Insurenational, A.V.V. ("Lender") is pleased to offer Esesis, Inc. ("Borrower") a $100,000 line of credit for working capital purposes. The interest rate on borrowings under this line of credit will be charged at 3% over prime lending rate as published in the Wall Street Journal from time to time, provided however, that said interest rate will never exceed the maximum rate allowed by law.

The term of this approval shall be for one year from the date of this agreement, and renewable at Lender's option, for one-year terms thereafter. This line of credit will replace all previous lines of credit between Lender and Borrower, and all current borrowings between Lender and Borrower will hereafter be governed by this agreement.

In addition, the line will be subject to the following conditions:

1.   The minimum draw on the line at anytime is $5,000.

2. Aggregate total short-term borrowings from all sources will not exceed $250,000.

3. Borrower will submit quarterly financial statements as well as any other financial information that the Lender may reasonable request.

4. Borrower will continue to maintain a financial condition satisfactory to the Lender.

5. Borrower will allow periodic audits of its accounts and/or inventories by a Lender representative.

6. Borrower will maintain appropriate hazard insurance covering not only real property but also inventory, equipment any work in progress.

If the above approval is acceptable to you, please sign below where indicated and return the original of this letter to my attention. The duplicate is for your files.

Your company's growth and potential is certainly impressive and we are looking forward to continuing a mutually satisfactory relationship.

Sincerely,



/s/ BARRY GARDNER
--------------------------------
Barry Gardner
President


Accepted:
Esesis, Inc.


/s/ MARK HOGAN
--------------------------------
Mark Hogan
President